Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-78491, 033-58565, 333-133012, 333-155768, 333-171631 and 333-203225) of our report dated November 3, 2017 with respect to the consolidated financial statements of WSI Industries, Inc. included in the Annual Report on Form 10-K for the year ended August 27, 2017.

/s/ Schechter Dokken Kanter Andrews & Selcer Ltd

Minneapolis, Minnesota

November 3, 2017